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                                                                    EXHIBIT 10.5

                                     LEASE

     1.   PARTIES

     Independence Park, Inc., a Massachusetts Corporation, whose address is P.O. Box 1776, Barnstable (Hyannis) Barnstable County Massachusetts 02601, hereinafter called "Landlord" which expression shall include its successors and assigns where the context so admits does hereby lease to Excel, Inc., whose address is 41 Meetinghouse Lane, Sagamore Beach, MA 02652 hereinafter called "TENANT" which expression shall include its successors where the context so admits, and the TENANT hereby leases from the Landlord the following described premises:

     2.   PREMISES

     The "demised premises" consists of certain land with the buildings thereon known and numbered as Plant 5, Town of Barnstable assessors map 295, Parcel 12, Barnstable (Hyannis) Barnstable County, Massachusetts described on exhibit A attached hereto and incorporated herein. The said building is of one (1) story concrete block construction with rubberized flat roof and contains 26,370 square feet of floor space inclusive.

     3.   TERM

     The term of this lease shall be five (5) years with one five (5) year option period.

     4.   RENT

          Lease rates                    Year             Dollar amount/Sq.Ft.
                                          1                    $5.60
                                          2                    $5.75
                                          3                    $6.00
                                          4                    $6.50
                                          5                    $6.50
          OPTION
                                          6                    $7.00
                                          7                    $7.00 +CPI
                                          8                    year 7+CPI
                                          9                    year 8+CPI
                                         10                    year 9+CPI
          All rates are "triple Net"

     5.   UTILITIES AND REPAIRS

          A. Tenant shall pay as they become due, all bills for electricity, gas and other utilities that are furnished to the demised premises. Landlord agrees to provide utility service to the premises and operable services for heat light and water as of the time of commencement of
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the lease. Tenant acknowledges that a sewer installation betterment fee and sewer user fee will be its responsibility.

               In addition to the above, Tenant agrees to pay the paving costs for asphalt of new parking area, all build-out costs (interior) and sewer hook up charges.

          B. Tenant agrees to keep the Premises, including without limitation the exterior and structure of all improvements thereon and all heating, plumbing, electrical, air conditioning, mechanical and other fixtures and equipment therein in the same order condition and repair as they are in as of the commencement date or may be put in during the term, reasonable use and wear and tear excepted, to take good care of all lawns and planted areas and to provide reasonable landscaping along either side of the entrance drive and to keep in good repair and clean and neat and free of snow and ice all surface roadways, walks and parking and loading areas, and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. It is further understood that tenant will keep the premises in suitable tenant-like and efficient and usable condition considering the nature of the premises and the use reasonably made thereof, and in good and tenant-like repair.

          C. Tenant will make all repairs, alterations additions or replacements to the premises required by law or ordinance or any order or regulation of any public authority to keep the premises equipped with all safety appliances so required; and to comply with the orders and regulations of any governmental authorities except that tenant may defer compliance so long as the validity of any such law ordinance order or regulation shall be contested by tenant in good faith and by appropriate legal proceedings if tenant first gives the landlord appropriate assurance against loss cost or expenses on account thereof. Landlord shall make all repairs, alterations, additions or replacements to the premises required by any law or ordinance or any order or regulation of any public authority of any violation that exists or occurred prior to commencement of this lease.

          D. Tenant shall upon commencement of this lease assure that all utilities are in tenants name. Landlord shall deliver the building, including but not limited to the roof, utility services heating sprinkler, electrical and plumbing operating and in good order, repair and condition, and free from all previous tenants.

          E. Landlord has agreed that immediately upon the signing hereof, it shall provide engineering, site work and necessary permits and/or waivers of Park regulations to provide for a minimum of 40 additional parking spaces at the rear of the building, to provide a four foot chain link fence to separate said additional parking areas from those of the current Auburn Wire location, and to insure that all air-conditioning units are fully functional.

          F. Tenant either by itself or through its agents, hereby agrees that it shall not go onto the roof without the landlord and Building Maintenance Service Company, Inc.'s written authorization, and any transgressor shall bear the costs of the damages done to the roof associated with such transgression. If tenant however requests that any work be done to the roof to allow for needed additional equipment and/or openings for ventilation ductwork or similar
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purposes the tenant shall request landlord's permission to do so and landlords permission shall not be unreasonably withheld. It is further understood that tenant shall consult the installer and manufacturers representative to insure that the integrity of the roof shall not be impaired. The cost of any such work so performed on the roof shall be the sole responsibility of the tenant.

     6.   REAL ESTATE TAXES

     Tenant shall pay to landlord as additional rent all real estate taxes attributable to the demised premises for the term of this lease. Such payment shall be due within five days prior to the date said taxes are due and payable without penalty or interest, or within ten days following tenants receipt of town tax bill whichever is later. Landlord agrees to deliver to the tenant a copy of the most recent real estate tax bill prior to the execution of this lease.

     7.   USE OF LEASED PREMISES

     Tenant may use the demised premises for storage, warehousing, manufacturing office space and related uses.

     8.   COMPLIANCE WITH LAWS

     Tenant agrees that no use of the demised premises will be made which will constitute a legal nuisance, or be contrary to any law or municipal bylaw or ordinance in force in the Town of Barnstable. Landlord warrants, to the best of its knowledge, that the property is in compliance with all applicable government rule and regulations.

     9.   FIRE INSURANCE

     Tenant shall not permit any use of the demised premises which will make voidable any insurance on the demised premises. Tenant shall maintain fire and extended liability in minimum amounts so as to avoid coinsurance in responsible companies qualified to do business in Massachusetts and in good standing, and the policies shall be noncancellable without ten days notice to landlord and Tenant agrees to pay the reasonable cost of said insurance coverage relating to the term of this lease within thirty days following receipt of the invoices therefore,

     Tenant agrees to maintain fire and extended liability coverage with respect to its property located in or upon the demised premises and to hold the landlord harmless of and from any loss, claim or liability resulting from loss or damage covered by said insurance.

     10.  ALTERATIONS/ADDITIONS

     Tenant shall not make any structural alterations or additions to the demised premises without landlord's prior written consent, but may make interior nonstructural alterations. All such nonstructural alterations shall be at Tenant's expense. Tenant shall not permit any mechanics liens or similar liens to remain upon the demised premises for labor and materials furnished to tenant or claimed to have been furnished to tenant in connection with work of any character performed or claimed to have been performed at the direction of tenant and shall, after
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notice thereof, cause any such lien to be released of record forthwith without cost to the Landlord.

     11.  ASSIGNMENT/SUBLEASING

     Tenant shall not assign this Lease or sublet the whole or any part of the demised premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent to subletting Tenant shall remain liable to Landlord for the payment of all rent and for the full performance of the covenants and conditions of this Lease.

     12.  LANDLORD'S ACCESS

     Landlord or agents of Landlord may, at reasonable times and except for emergencies, upon at least 24 hours prior written notice, enter to view the demised premises and to make repairs and alterations as so required herein to do, and at any time within six (6) months before the expiration of the term may show the demised premises to others and may affix to suitable part of the premises, a notice for letting or selling the premises or property of which the premises are a part and keep the same so affixed without hindrance or molestation.

     13.  INDEMNIFICATION AND LIABILITY

     Tenant agrees to hold Landlord harmless and indemnified from and against all bodily and personal injury, losses, claims or damages to any person or property while in the demised premises (unless occasioned by the act or negligence of Landlord, its employees, agents, licensees, lessees, or contractors or by a default by Landlord under this Lease), and from against all bodily and personal injury, loss, claims, or damage to any person or property outside of the demised premises, which is wholly occasioned by any act or negligence of Tenant, its employees, agents, licensees, lessees or contractors, or by a default by Tenant under this Lease.

     14.  TENANT'S LIABILITY INSURANCE

     To the extent to same is not covered by the insurance provided pursuant to "9" Tenant shall maintain with respect to the demised premises Comprehensive public liability insurance in the amount of Five Million ($5,000,000.00) Dollars in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the Landlord as well as Tenant against injury to persons or damage to property as herein provided. Tenant shall deposit with Landlord certificates for such insurance at or prior to commencement of the term, and thereafter within ten (10) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

     15.  FIRE CASUALTY/EMINENT DOMAIN

     Should a substantial portion of the demised premises be damaged by fire or other casualty, or be taken be eminent domain, Landlord may elect to terminate this Lease. With such
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fire, casualty or taking renders the demised premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and Tenant may elect to terminate this Lease if:

          (a) Landlord fails to give written notice within thirty (30) days of said damage or taking of intention to restore the demised premises, or

          (b) Landlord fails to restore the demised premises to a condition suitable for their intended use within ninety (90) days of said damage or taking.

     Landlord reserves, and Tenant grants to Landlord, all rights which Tenant may have for damages or injury to the demised premises for taking by eminent domain, except for damage to Tenant's fixtures, property or equipment and relocation expenses.

     16.  DEFAULT AND BANKRUPTCY

     In the event that:

          (a) Tenant shall fail in the payment of any installment of rent or other sum herein specified and such default shall continue for fourteen
     (14) days after written notice thereof, or

          (b) Tenant shall default in the observance or performance of any other of Tenant's covenants, agreements or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof (or, if such default is not capable of being corrected within thirty (30) days, Tenant shall not have commenced to correct such default and duly prosecuted the same to completion within thirty (30) days); or

     (c) Tenant shall be declared bankrupt or insolvent according to law;

The Landlord shall have the right thereafter, while such default continues, to re-enter and take complete possession of the demised premises, to declare the term of this Lease ended, and remove Tenant's effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default.

     Tenant shall indemnify Landlord monthly against all loss of rent and other payments which Landlord may incur by reason of such termination during the residue of the term including costs of collection and reasonable attorney's fees. The foregoing rights are nonexclusive and Landlord may avail itself of any other right available to it at law or in equity and such rights shall be cumulative and nonexclusive.

     17.  NOTICE

     Any notice from Landlord to Tenant relating to the demised premises or to the occupancy thereof, shall be deemed duly served, if mailed registered or certified mail, return receipt requested, postage prepaid addressed to Tenant at 255 Independence Dr., Hyannis Ma.
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     Any notice from Tenant to Landlord relating to the demised premises, shall be deemed duly served, if mailed to Landlord by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at P.O. Box 1776, Barnstable (Hyannis), Barnstable County, Massachusetts 02601, Attention Paul Lorusso. All rent and other payments shall be sent to Landlord at such address.

     18.  SURRENDER

     Tenant shall at the expiration or other termination of this Lease remove all Tenant's goods and effects from the demised premises. Tenant shall deliver to Landlord the demised premises and all keys and locks thereto, in the condition the same are now in, damage by fire, other casualty, taking and reasonable wear and tear, excepted.

     19.  SIGNS

     Tenant shall have the right to affix signs of reasonable size at the entrance to the demised premises, and may remove signs upon leaving provided premises are returned to its condition prior to sign installation. Tenant may also install a sign on the ladder sign located at the entrance to Perseverance Way.

     20.  COSTS

     Wherever in this Lease, Landlord or Tenant are required to perform any act to observe any covenant, in the absence of an express provision to the contrary, such performance and observance shall be at the cost and expense of the party so required.

     21.  QUIET POSSESSION

     Landlord warrants that so long as Tenant conforms to the terms and provisions of this Lease the Tenant shall have full, uninterrupted quiet possession of the entirety of the demised premises for the use specified in "7" for the term of this lease and any extensions thereof, Landlord further warrants that Tenant's quiet possession will remain in full force and effect even should Landlord mortgage or sell the premises.

     22.  OPTION TO PURCHASE

     Tenant and Landlord agree that after the third year of this lease agreement, Tenant has the right to purchase the premises for a total price of $973,000.00. Said option to purchase shall be for the duration of this lease or any option period hereunder. Landlord agrees to credit the Tenant a total of $98,000.00 toward the above referenced purchase price at the time Tenant exercises its option to purchase.

     23   OPTION TO BUY OUT REMAINING TERM OF LEASE

     Landlord and Tenant agree that at any time after the expiration of three years from the date of the signing hereof, whether under the initial five year term hereof, or under any optional lease term granted hereunder, Tenant shall have the right, upon written notice given to Landlord
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at least thirty days in advance of the end of any lease year to "buy out " of this lease, by tendering to the Landlord, together with said notice, an amount of money equal to one additional full year's rent. For purposes of this "buy out" provision, the amount of money so tendered shall be the same as the total amount of rent due for the year of the giving of said notice: for example, if notice of intent to terminate is tendered by Tenant to Landlord in year 4 of this lease, in addition to the rent due for the remainder of year 4, Tenant shall pay an additional amount of money equal to the rent due under this lease for year 4.

     Landlord and Tenant agree that Tenant's right to not exercise its five year option granted hereunder, shall entitle Landlord to "buy out" compensation.

     TIME

     Time is of the essence of this agreement.

     24. Tenant shall be allowed to file a notice of lease at the appropriate Registry of Deeds.

     EXECUTED as a sealed instrument this 27th day of  July 1995.
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LANDLORD, Independence Park, Inc.,


By: /s/ Paul Lorusso
    ______________________________
     Paul Lorusso, President


                         Commonwealth of Massachusetts

Barnstable.  SS.                                             1995

     Then personally appeared the said Paul Lorusso as aforesaid and acknowledged the foregoing instrument to be his free act and Deed.


                                    _______________________________
                                    Notary Public
                                    My commission expires:
TENANT Excel, Inc.,


By: /s/ Robert P. Madonna
    ______________________________



                         Commonwealth of Massachusetts

     Then personally appeared the said and acknowledged the foregoing to be his free act and deed.


                                    _______________________________
                                    Notary Public
                                    My commission expires:
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                                      -9-

                           FIRST AMENDMENT TO LEASE


     Reference is hereby made to a Lease, dated July 27, 1995, by and between EXCEL, INC., as tenant, and INDEPENDENCE PARK, INC. as landlord.

     The parties to said Lease do hereby agree to amend said lease as follows:

     "4.  RENT"

          The rental amounts payable by tenant in said lease shall be increased, for the twelve month period beginning November 1, 1995 and ending with the payment due October 1, 1996, by adding to the Dollar amount /Sq.Ft. calculation the total sum of $2024.00/per month. Beginning November 1, 1996, the rental shall be paid in accordance with said lease as first written.

     In all other respects said Lease shall remain in full force and effect for the term thereof.

     In witness hereto, the parties do hereunder set their hands and seals this _____ day of October, 1995.

EXCEL INC.                             INDEPENDENCE PARK INC.,


/s/ Robert P. Madonna                  /s/ Paul Lorusso
_______________________________        ____________________________________
                                       Paul Lorusso, President